EXHIBIT 10.20
NONQUALFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT (this “Agreement”), dated as of August 1, 2005, is made and entered into between International Wire Group, Inc., a Delaware corporation (“Group” or “Corporation”), and William Lane Pennington (the “Holder”).
WITNESSETH:
     WHEREAS, the Holder is Vice-Chairman of Group, and Group desires to grant the Holder an Option to purchase shares of Stock (hereafter defined) of Group, and Holder desires to accept the Option upon the terms, conditions and covenants set forth herein.
     NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the agreement between the Corporation and the Holder:
     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below:
     1.1 “Board of Directors” shall mean the board of directors of Group.
     1.2 “Code” shall mean the Internal Revenue Code of 1986, as amended.
     1.3 “Committee” shall mean the Compensation Committee of the Board of Directors of the Company.
     1.4 “Confidential Information” shall mean information about the Corporation, including its respective businesses, products and practices, disclosed to or known by the Holder directly or indirectly through the Corporation. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (i) available to the public from a source other than Holder, (ii) released in writing by the Corporation to the public or (iii) the subject of a written waiver executed by the Corporation for the benefit of Holder.
     1.5 “Fair Market Value” shall mean the closing price of the Stock on the date of calculation (or on the last preceding trading date if the Stock was not traded on such date) if the Stock is readily tradable on a national securities exchange or other market system, and if the Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Stock.
     1.6 “Securities Act” shall mean the Securities Act of 1933, as amended.
     1.7 “Stock” shall mean Group’s authorized par value $0.01 per share Common Stock together with any other securities with respect to which Options (hereinafter defined) or other rights granted hereunder may become exercisable.
     2. Grant of Nonqualified Option. Subject to the terms and conditions set forth herein, Group grants to the Holder an Option (the “Option”) to purchase from Group at a price per share (the “Exercise Price”) the number of shares of Stock (the “Option Shares”) as both are set out on the signature page hereof subject to adjustments as provided in Paragraph 9 hereof. The Option is not intended to be an incentive option within the meaning of Section 422(a) of the Code.
     3. Notice of Exercise. This Option may be exercised, in accordance with Paragraph 8, to purchase all or a portion of the applicable number of Option Shares exercisable by written notice to Group as provided in Paragraph 12, which notice shall:
          (a) specify the number of shares of Stock to be purchased at the Exercise Price;
          (b) if the person exercising this Option is not the named Holder, contain or be accompanied by evidence satisfactory to the Committee of such person’s right to exercise this Option; and
          (c) be accompanied by payment in full of the Exercise Price in the form of a certified or cashier’s check payable to the order of Group, or, in the discretion of the Committee, by the delivery of shares of Stock of the Company then owned by Holder, by the withholding of shares of Stock for which this Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
     4. Investment Letter. Unless there is in effect a registration statement under the Securities Act with respect to the issuance of the Option Shares (and, if required, there is available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act), the Holder (or, in the event of his death, the person exercising the Option) shall, as an absolute condition to his right to exercise the Option, deliver to Group an agreement or certificate containing such representations, warranties, and covenants as Group may deem necessary or appropriate to ensure that the issuance of shares of Stock pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities law. It is understood and agreed that under no circumstance shall Group be obligated to file any registration statement under the Securities Act or any applicable state securities law to permit exercise of the Option or to issue any Stock in violation of the Securities Act or any applicable state securities law.
     5. Transfer and Exercise of Nonqualified Option. The Option is not transferable by the Holder otherwise than by operation of law or by will or the laws of descent and distribution, and is exercisable, during the Holder’s lifetime, only by the Holder. The Option may not be assigned, transferred (except by operation of law or by will or the laws of descent and distribution), pledged, or hypothecated in any way and shall not be subject to execution, attachment, or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option or any rights hereunder or thereto contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect. Notwithstanding the foregoing, the Option may be transferred by the Holder solely to the Holder’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons.
     6. Status of Holder. The Holder shall not be deemed a stockholder of Group with respect to any of the shares of Stock subject to this Option, except to the extent that such shares shall have been purchased and issued. Group shall not be required to issue or transfer any certificates for shares of Stock purchased upon exercise of this Option until there is compliance with all applicable requirements of law and this Agreement. This Agreement is not a contract of employment and the terms of the Holder’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Corporation to continue the Holder’s employment.
     7. No Effect on Capital Structure. This Option shall not affect the right of Group to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize and, by acceptance of this Agreement, Holder agrees that Holder has no standing before any court to object to or contest any such action.
     8. Conditions and Schedule for Exercise. Except as otherwise provided herein, all Options shall expire no later than ten (10) years from the date of this Agreement (the “Expiration Date”). Holder shall be entitled to exercise the Options granted herein in accordance with the vesting schedule set forth on the signature page hereof. Notwithstanding the provisions of the immediately preceding sentence, all Option Shares shall become exercisable immediately prior to a Change in Control (as defined herein) subject, however, to the consummation of the Change in Control.
          If Holder’s service as a director of the Company terminates, the Option granted to Holder shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:
          (a) if the service of Holder terminates by reason of Holder’s death or disability (as described in Section 22(e)(3) of the Code), the Option shall immediately vest and become exercisable, and to the extent not theretofore exercised, remain exercisable at any time up to and including the earlier of (x) five (5) years after the date of such termination of service and (y) the Expiration Date; and
          (b) if the service of Holder terminates by reason of (i) Holder’s voluntary resignation from service as a director of the Company, or (ii) failure of the Company to nominate Holder for re-election if otherwise eligible to serve, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company (in which case, such Option shall terminate and no longer be exercisable), the Option shall continue to vest (pursuant to its vesting schedule) and, to the extent not theretofore exercised, remain exercisable at any time up to and including the earlier of (x) five (5) years after the date of such termination of service and (y) the Expiration Date.
     If an Option granted hereunder shall be exercised by the legal representative of Holder after Holder is deceased, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.
     9. Adjustments Upon Changes in Capitalization, Merger, Etc. and Acceleration of Exercisability. In the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of Group (each, a “Reorganization”), the Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Stock are changed into a greater or lesser number of shares of Stock, the number and/or kind of shares and/or interests subject to an Option and the Exercise Price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated.
     All of the provisions of this paragraph to the contrary notwithstanding, Group shall have the right to grant stock appreciation right agreements to others and/or issue additional stock options, if such options are to others out of authorized but unissued shares, even though the result of such stock appreciation right agreements and/or stock options dilute either the percentage of ownership of the Holder or the value per share of any Stock or Option herein granted and, in any such event, Holder’s rights hereunder shall not be increased in any way.
     10. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under Paragraph 9 of this Agreement, and any controversy which may arise under this Agreement and/or any paragraph hereof shall be finally determined by the Committee in its sole and absolute discretion.
     11. Change of Control. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, the Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder and, in the event the Holder does not exercise his Option prior to such date of termination, the Holder shall receive, with respect to each share of Common Stock subject to the Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option, such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
          A “Change in Control” of the Company shall be deemed to have occurred if, subsequent to the date hereof, (A) any person (as such term is used in section 13(d) of the Exchange Act) becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, (B) a majority of the Board of Directors shall consist of persons who are not Continuing Directors (as defined below), (C) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (D) the stockholders of the Company approve and effect a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
          For purposes of this Agreement, a “Continuing Director” shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company as of the date hereof or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     12. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered, sent by mail or sent by overnight courier. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid or next business day after it is sent by overnight courier, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Group or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, Group and the Holder specify their respective addresses as set forth below on the signature lines on the last page hereof.
     13. Right to Terminate Service. This Agreement shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the service of Holder and shall not impose any obligation on the part of Holder to remain in the service of the Company or of any subsidiary corporation or parent corporation thereof.
     14. Tax Withholding. By acceptance hereof, Holder hereby (i) agrees to reimburse the Corporation by which Holder is employed for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such Corporation in respect of Holder’s exercise of all or a portion of the Option; (ii) authorizes the Corporation is employed to withhold from any cash compensation paid to the Holder or on the Holder’s behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Corporation by which the Holder is employed, in respect of the Holder’s exercise of all or a portion of the Option; and (iii) agrees that Group may, in its discretion, hold the stock certificate to which Holder is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal (in the judgment of such Corporation) to the amount to be withheld.

     15. Confidential Information. As partial consideration of the granting of this Option, the Holder agrees that, irrespective of the time, manner or cause of the termination of this Agreement, Holder will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Corporation, in any manner whatsoever, any Confidential Information of the Corporation or any direct or indirect subsidiary of the Corporation without the prior written consent of the Chairman of the Board of Group. Given the nature of the Confidential Information, the Corporation may be irreparably damaged by any unauthorized disclosure of any Confidential Information. Without prejudice to the rights and remedies otherwise available to the Corporation, Holder agrees that the Corporation shall be entitled to seek equitable relief, including an injunction or specific performance, in the event of any breach of this Paragraph 15.
     16. Successors. Except as otherwise provided herein, this Agreement is binding on and enforceable by the heirs, successors, and assigns of the parties.
     17. Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws), except to the extent that Delaware law is preempted by Federal law.
     18. Restriction on Shares. Holder acknowledges and agrees that upon exercise of the Option, if required in the opinion of counsel to Group, the certificates for Common Stock, when issued, will have substantially the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.
     19. Enforceability; Binding Effect. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such ruling shall not invalidate or render unenforceable the other provisions of this Agreement, unless the result of such invalidation or unenforceability shall be to deprive a party of the essential benefit of its bargain under this Agreement, in which event either adversely affected party may immediately terminate this Agreement. If any provision of this Agreement is found to be unenforceable, the unenforceable provision shall be deemed modified to the extent required to permit its enforcement in a manner most closely representing the intent of the parties as expressed herein and all other provisions shall be and remain in full force and effect. Subject to the prohibition on assignments, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their legal representatives, successors and assigns.
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     IN WITNESS WHEREOF, Group has caused this Nonqualified Stock Option Agreement to be executed and the Holder has hereunto set Holder’s hand as of the date first set forth above.

GROUP:	INTERNATIONAL WIRE GROUP, INC.
101 South Hanley, Suite 1050
St. Louis, Missouri 63105

	By:	/s/ RODNEY D. KENT

	Name:	Rodney D. Kent

	Title:	CEO

HOLDER:	/s/ WILLIAM LANE PENNINGTON

William Lane Pennington

	Address:	c/o Whiterock Affiliates LLC

2431 E. 61st Street, Suite 260

Tulsa, OK 74136

OPTION TERMS:

Number of Option Shares:		25,000

Exercise Price:	$11.00	per share

Date of Grant:		August 1, 2005

Vesting Schedule:	1/3 of the Option Shares shall be exercisable on or after the Date of Grant, an additional 1/3 of the Option Shares shall be exercisable on or after the first anniversary of the Date of Grant, and the remaining 1/3 of the Option Shares shall be exercisable on or after the second anniversary of the Date of Grant.

Expiration Date:	10 years from the Date of Grant

SIGNATURE PAGE TO NONQUALIFIED STOCK OPTION AGREEMENT